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Exhibit 23.1

        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements Form F-3 (Nos 33-27604 and 333-11458) and Form S-8 (Nos 33-53892, 33-53894, 33-89814
and 333-8500) of AEGON N.V. and in the related Prospectuses, of our report dated March 9, 2000, with respect to the consolidated financial statements and schedules of AEGON N.V. included in this Annual Report (Form 20-F) for the year ended December 31, 1999.

Ernst & Young Accountants
The Hague, The Netherlands



April 17, 2000